LOAN AGREEMENT AND SECURITY AGREEMENT

Turnersville, New Jersey	February 22, 2005

BCI Communications, Inc. (Exact Name of Debtor)	68-0601746 (Taxpayer I.D. No.)

Delaware Corporation (Type & State of Debtor’s formation, e.g., corporation, LLC, partnership, etc.)	(Organization No.)

20 Bushes Lane	Elmwood Park	Bergen	New Jersey
(No. and Street Address)	(City)	(County)	(State)

The undersigned debtor (hereinafter referred to as “Borrower”), for good and valuable consideration, and to induce Presidential Financial Corporation of Delaware Valley (hereinafter referred to as “Lender”) to accept this agreement (“Agreement”) and to make the loans and advances described hereunder, hereby agrees as follows:

1. Request for Loan. From time to time Borrower may request, and Lender in its sole discretion may loan Borrower up to: (eighty-one percent (81%) of the amount of Approved Receivables (as hereinafter defined) submitted by Borrower to Lender, or (b) One Million Two Hundred Fifty Thousand Dollars and No Cents ($1,250,000.00), or such greater or lesser amount as Lender may from time to time establish.

Provided, however, that the total principal amount of such loans and advances to Borrower shall not exceed Borrower’s maximum line of credit extended from time to time by Lender and determined in Lender’s sole discretion. All loans and advances made by Lender hereunder shall be evidenced by a demand promissory note (hereinafter the “Note”) executed by Borrower and shall contain such terms as Lender shall require. “Approved Receivables” as used herein shall mean only such accounts, contract rights, chattel paper, instruments or general intangibles belonging to Borrower as from time to time shall be acceptable to Lender, in its sole judgment and discretion, in terms of quality and current status. “Value” as used herein shall mean the lower cost or market value of Inventory.

2. Grant of Security Interest. To secure the indebtedness evidenced by the Note together with any extensions or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of Borrower to Lender, now existing or hereafter incurred or arising whether direct, indirect or by way of assignment, whether joint or several, absolute or contingent, due or to become due and whether as principal, maker, endorser, surety, guarantor or otherwise, or which Lender may now or hereafter have, own or hold (the foregoing being hereinafter sometimes referred to collectively as the “Obligations”), Borrower does hereby grant to Lender a security interest in and security title to the following described property, whether now owned or existing or hereafter acquired or arising and wherever located:

(a) Receivables. All of Borrower’s accounts, accounts receivable, notes receivable, contract rights, drafts, general intangibles (including but not limited to, software and payment intangibles), instruments and chattel paper, whether tangible or electronic (all of the foregoing being hereinafter collectively referred to as the “Receivables”);

(b) Accounts and Securities. All of Borrower’s money, deposit accounts, letters of credit, letter of credit rights and investment property;

(c) Supporting Obligations. All supporting obligations relating to any of the foregoing;

(d) Inventory. All of Borrower’s finished goods and inventory, packing and shipping supplies, all goods intended to be sold or used by Borrower or to be finished by Borrower under contracts of service, including all raw materials, goods in process, finished goods, materials and supplies of every kind and nature, used and usable in connection with the manufacture, shipping, advertising, selling, leasing, or furnishing of such goods, all documents evidencing or representing the same and all documents of title, all negotiable and non-negotiable warehouse receipts representing the same and all products, accounts and proceeds resulting from the sale or other disposition of the foregoing, that may be rejected, returned, repossessed or stopped in transit and all other items customarily classified as inventory (all the foregoing being hereinafter collectively referred to as the “Inventory”);

(e) Furniture, Fixtures and Equipment. All of Borrower’s presently owned and hereafter acquired machinery, furniture, fixtures and equipment wherever located (all of the foregoing being hereinafter collectively referred to as the “FF&E”);

(f) Other Property. Any and all other property of any nature whatsoever of Borrower now or hereafter in the possession of, assigned to or hypothecated to Lender for any purpose, including, but not limited to balances, credits, deposits, accounts, items and monies of Borrower now or hereafter with Lender and all dividends and distributions on or rights in connection with any such property and all rights of Borrower earned or to be earned under contracts to sell goods or render services and a lien upon all accounting books and records of the Borrower; and

(g) Proceeds. All substitutions, improvements, accessions, additions, renewals and replacements of or to any of the foregoing (including, but not limited to, returned or unearned premiums from any insurance written in connection with this Agreement) and all proceeds of any of the foregoing, including but not limited to, any and all proceeds in the form of the Receivables and Inventory.

The foregoing shall hereinafter be collectively referred to as the “Collateral.” The security interest is granted pursuant to the Uniform Commercial Code of the State of New Jersey, as amended from time to time (the “Code”).

If at any time the Collateral pledged as security for any of the Obligations shall be or become unsatisfactory to Lender or should Lender deem itself insecure as to the adequacy or sufficiency of such Collateral, Borrower will immediately furnish such further property as additional Collateral to be held by Lender as if originally, pledged as Collateral hereunder or make such payment on account as will be satisfactory to Lender.

3. Certain Lender Rights. Whether an event of default shall exist hereunder or not, Lender shall have, but shall not be limited to the following rights, each of which may be exercised at any time and from time to time (i) to transfer the Note and the Collateral, and any transferee shall have all the rights of Lender hereunder and Lender shall be thereafter relieved from any liability with respect to any Collateral so transferred; (ii) to transfer the whole or any part of the Collateral in the name of itself or its nominees; (iii) to vote any investment securities forming a part of the Collateral; (iv) to notify the obligors on any Collateral to make payment directly to Lender of any amount due thereon; (v) to execute at any time in the name of any party hereof and to file, without Borrower’s signature, financing statements covering any of the Collateral or which describe the Collateral as “all assets” or “all property” of Borrower; (vi) to receive or take control of any income or other proceeds of any of the Collateral; and (vii) to request and receive current financial information from any party liable for all or any part of the Obligations.

4. Lender Rights as to Receivables. In addition to any other provision herein, as to Borrower’s Receivables, which are pledged as part of the Collateral, Lender shall have the following rights and privileges:

(a) Account Collections. Lender will handle the cash collection of the Receivables; however, Borrower will, at its own expense, endeavor to collect all amounts due under the Receivables, including the taking of such action with respect to such collection including, but not limited to, litigation, as Lender requests or, in the absence of such request, as Borrower may deem necessary or advisable. Borrower may in the ordinary course of business grant to any party obligated on Receivables any rebate or adjustment to which such party may be lawfully entitled, and, may accept, in connection therewith, the return of goods, the sale or lease of which have given rise to such Receivables. Borrower shall promptly notify Lender of and shall settle all customer disputes; however, if Lender elects, it shall have the right at all times to settle, compromise, adjust or litigate all customer disputes directly with the customer or other complainant upon such terms and conditions as Lender deems advisable including but not limited to the right to surrender, release or exchange all or any part of any Receivable owed by a customer to Borrower, and to compromise or extend or renew for any period any such Receivable, all without incurring liability to Borrower for its performance of any such acts and Lender hereby shall have the right to stop goods in transit or to replevy or to reclaim such goods. All returned, replevied and reclaimed goods (unless released by Lender) coming into Borrower’s possession shall be held by Borrower in trust for Lender. Borrower shall notify Lender promptly of all such returned goods and shall promptly pay to Lender the gross amount of the unpaid Receivables with respect thereto.

If any Receivable is not paid within ninety-one (91) days from the date of the invoice with respect thereto, or if any customer raises any claim of non-conformity of goods, total or partial failure of delivery, set off, counterclaim, or breach of warranty or any other claim inconsistent with Borrower’s warranties as made below, Borrower will upon demand pay Lender the gross amount of the Receivable so affected or unpaid, together with any damages or loss sustained by Lender and any accrued but unpaid interest, fees, or other charges due Lender; provided, however, such payment may not be deemed a release of Lender’s security interest therein nor a release thereof and security title thereto and to the goods represented thereby shall remain in Lender until and unless Lender executes a release. Lender may, at any time and from time to time, notify any parties obligated on any of the Receivables to make payment directly to Lender of any amount due or to become due there under, and enforce collection of any of the Receivables by suit or otherwise, as hereinabove provided. Upon request of Lender, Borrower will, at its own expense, notify any parties obligated on any of the Receivables to make payment directly to Lender of any amounts due or to become due there under.

Borrower hereby appoints and constitutes Lender as Borrower’s attorney-in-fact to receive, open, and in Lender’s sole discretion, dispose of all mail addressed to Borrower in order to fully protect Lender’s interest in the Collateral; to notify the postal authorities to change the address and delivery of mail addressed to Borrower to such address as Lender may designate; to endorse Borrower’s name upon any notes, acceptances, checks, drafts, money orders and other evidences of payment of Collateral that may come into Lender’s possession and to deposit or otherwise collect the same; to sign Borrower’s name on any bill of lading relating to any Collateral, on drafts against customers, listing of Receivables, and notices to customers; to prepare and mail invoices to Borrower’s customers; to send verification of accounts to customers; to execute in Borrower’s name any affidavits and notices with regard to any and all lien rights, and to do all other acts and things necessary or helpful to carry out this Agreement or to deal with the Collateral or proceeds thereof in its own name or in the name of Borrower. All acts of said attorney-in-fact are hereby ratified. This power, being coupled with an interest, is irrevocable while Borrower is indebted to Lender under any of the Obligations.

(b) Remittance by Borrower Unless Lender shall otherwise consent in writing, Borrower will forthwith upon receipt, transfer and deliver to Lender in the form received, all cash, checks, chattel paper, drafts, items or other instruments for the payment of money (properly endorsed where required, so that items may be collected by Lender) which may be received by Borrower at any time in full or partial payment or otherwise as proceeds of any Collateral. Unless Lender shall otherwise consent in writing, any such items which may be thus received by Borrower shall not be commingled with any other of Borrower’s funds or property, but will be held separate and apart from its own funds or property and upon express trust for Lender until delivery is made to Lender. Borrower shall comply with the terms and conditions of any consent given by Lender pursuant to the provisions of this paragraph. Checks, drafts, wire and other electronic transfers, and any other non-cash instrument for the payment of money shall be credited to the Note on the second business day after the day of receipt by Lender, if a business day, or if not a business day, on the first business following receipt. The excess of amounts actually collected by Lender from the proceeds of the Collateral over the amounts under the Note currently owing to Lender for loans, advances, interest and fees there under and hereunder, shall be paid by Lender from time to time to Borrower in such order of application as Lender may elect, periodically, but in no event less frequently than monthly. Lender shall deliver to Borrower a statement of account, such statement shall be binding, and conclusive upon Borrower unless Borrower notifies Lender to the contrary within (10) days after the date of each statement is rendered.

(c) Billing Customers to Borrower. Billing on invoices by whomever done shall be conclusive evidence of assignment and transfer hereunder to Lender of the Collateral represented thereby whether or not Borrower executes any document of transfer in regard thereto.

(d) Additional Representations and Warranties. Borrower hereby represents and warrants to Lender that the Receivables will be, at the time of their creation, bona fide and existing obligations of Borrower’s customers arising out of the sale of goods and/or rendition of services by Borrower and are owned by and owed to Borrower without defense, offset, or counterclaim; that with regard to each Receivable as it arises Borrower will have made delivery of the goods or will have rendered the services ordered, and the customer will have accepted the goods and/or services.

5. Lender Rights as to Inventory. In addition to any other provisions herein, as to Borrower’s Inventory, which is pledged as a part of the Collateral, Lender shall have the following rights and privileges:

(a) Pay down on Sale. Borrower shall pay to Lender concurrently with each sale of Inventory an amount equivalent to the Value of Inventory (as defined herein) sold, or shall substitute other Inventory (acceptable as security to Lender) designated in written statements signed and delivered to Lender by Borrower, of a Value that, in the opinion of Lender, equals at least the Value of such sold Inventory. If at any time the aggregate amount of outstanding loans under this Agreement exceeds the Value of Inventory then acceptable to Lender, Borrower will, immediately upon demand, repay sufficient of the loans made to it by Lender hereunder so that said ratio of loan to Value is re-established or give to Lender a security interest in other Inventory acceptable to Lender of a sufficient Value to accomplish that result.

(b) Additional Representations and Warranties. Borrower represents and warrants to and covenants and agrees with Lender that (except as otherwise specified in the Agreement): (i) Inventory shall be kept only at the following location) _______________________ and Borrower will promptly notify Lender in writing of any change in location of any place of business or of the Inventory , or the establishment of any new place of business; (ii) immediately upon each demand by Lender therefore, Borrower shall execute and deliver to Lender designations of Inventory specifying Borrower’s cost of inventory, the market value thereof and such other matters and information relating to Inventory as Lender may from time to time request; (iii) Borrower now keeps and shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower’s cost therefore and the selling price thereof, the daily withdrawals there from and the additions thereto; (iv) all Inventory is and shall be new Inventory of goods and shall be of merchantable quality, free from defects; (v) Inventory is not and shall not be stored with a bailee, warehouseman or similar party without Lender’s prior written consent and in such event, Borrower will, concurrently with delivery to such party, cause any such party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender’s name evidencing the storage of such Inventory; (vi) Lender and its agents and representatives may, upon demand, during Borrower’s usual business hours: (1) inspect and examine Inventory and check and test the same as to quality, quantity, value and condition; and (2) inspect, audit, check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Borrower’s Inventory or to any other transaction between the parties hereto; and (vii) that Borrower’s Inventory shall not be subject to any security interest, lien or encumbrances except in favor of Lender hereunder.

(c) Revisions. Borrower agrees that the percentage of Value advanced, the acceptability and Value of Inventory and the period during which such advances are to remain outstanding are and shall be entirely in Lender’s sole discretion and that the Lender shall have the right at any time to revise any limit placed by Lender upon the amount of such advances or upon the valuation of Inventory or Lender may, in its sole discretion, refuse to make further advances. If Inventory remains in stock for a period of time which Lender in its sole judgment deems excessive, such Inventory may, at Lender’s option, be considered to be of no Value for the purposes of loans or advances although the same remains in stock and Lender retains its lien thereon according to the terms and provisions of this Agreement.

(d) Sale of Inventory. Until a default by Borrower, Borrower may, subject to the provisions of this Agreement, and not in a manner inconsistent therewith or unlawful, sell finished Inventory, but only in the ordinary course of Borrower’s business; however, in no event shall Borrower make any sale of Inventory which would cause a breach of Borrower’s warranties, representations and covenants under Section 5(b) of this Agreement. A sale of Inventory in the ordinary course of Borrower’s business does not include a transfer in partial or total satisfaction of a debt owing by Borrower. Borrower shall report the receipt or creation of all sales or other dispositions of Inventory to Lender and promptly deliver such proceeds to Lender. Borrower shall execute and deliver to Lender, in form satisfactory to Lender, a formal assignment or schedule of accounts receivable or other proceeds resulting from the sale or other disposition of Inventory but in the absence of such assignment or schedule, this Agreement shall constitute such assignment or schedule and the grant of a security interest therein. Lender’s security interest hereunder shall attach to all proceeds (whether represented by cash, checks, drafts, notes, chattel paper, open accounts or otherwise) of all sales or other dispositions of Borrower’s Inventory.

(e) Release. Lender shall not be liable or responsible for and Borrower hereby releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (i) the safekeeping of Inventory; (ii) any damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory; or (iv) any act of default of any carrier, warehouseman, bailee or forwarding agency thereof or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

6. Insurance. Borrower shall keep the Collateral fully insured against fire, theft and other casualty (as well as such other risks as Lender may hereafter request) with loss payable to Lender and shall pay all premiums promptly when same become due. Lender shall have the right to require Borrower to maintain such insurance with such companies and in such amounts as Lender may request. All policies of insurance will specify that such insurance shall not be cancelable by Borrower or the insurer without at least ten (10) days advance written notice to Lender. In the event any or all insurance hereinbefore provided is cancelled, any returned premium thereon shall be payable to Lender and may be applied by Lender to any part of the Obligations, whether matured or unmatured. Lender is authorized to receive the proceeds of any insurance loss and at the option of Lender shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Obligations secured hereby. If Borrower fails to maintain such insurance, Lender may, at its option, but without obligation, purchase such insurance or pay any premium owing and any such sum paid by Lender shall be payable by Borrower on demand by Lender or at Lender’s option may be added to any of the Obligations.

7. Warranties of Borrower. Borrower hereby represents and warrants to Lender that the Collateral is now and will be kept free and clear of any and all liens, security interests and encumbrances whatsoever, other than the security interest hereunder, that Borrower has and will have the right to convey the Collateral as security for the Obligations; that Borrower will accurately and timely prepare and file any and all payroll, income, sales, franchise and any other applicable tax returns and pay or remit any taxes due therewith; that Borrower will promptly pay or discharge all taxes assessed against the Collateral and all liens which may attach thereto; that any and all information set forth in any writing heretofore or hereafter delivered to Lender by Borrower pertaining to the Collateral or Obligations is and will be true and correct as of the date thereof; that Borrower is solvent; if a registered organization (as defined in the Code) that Borrower is duly formed or organized as the type of organization set forth above and is validly existing under the laws of the State of its formation or incorporation as set forth above, is duly qualified and in good standing in every other state in which it is doing business as a registered organization and its exact name and organization number are as set forth above; that the execution, delivery and performance hereof are within Borrower’s corporate or company powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s charter, bylaws or other incorporation or formation documents, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; that without prior written notice to Lender, Borrower will not obtain any loans, advances or financial accommodations or arrangements from any party other than Lender and will not encumber any of its assets; that without prior written consent of Lender, Borrower will not change its name, reorganize, merge or consolidate, change its jurisdiction of incorporation or formation or issue or sell or redeem any of its common stock or other ownership interests, or permit the transfer by the present shareholders of Borrower to any other person or entity any or all of the common stock or other ownership interests of Borrower outstanding or in treasury as of the date hereof; that in the event of any transfer by operation of law, Borrower shall immediately notify Lender; that there is no order, notice, claim, litigation, proceedings or investigation pending or threatened against or affecting Borrower whether or not covered by insurance, that would materially and adversely affect Borrower’s operations, financial condition, property or business; that Borrower will not sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets; that no account arises out of a contract with, or order from, an account debtor that, by its terms, forbids assignment or makes the assignment of that account to Lender void or unenforceable; that the representations and warranties made hereunder by Borrower are true on the date hereof and will be true on the date of such loan advance by Lender hereunder; that Borrower’s address as shown above is the location of Borrower’s principal place of business, that such place of business is Borrower’s only place of business, and that Borrower has not maintained any other place of business or principal place of business or corporate or trade name during the five (5) years immediately preceding the date of the execution of this Agreement, unless having notified Lender in writing of all such previous addresses and names.

8. Duties and Further Assurances of Borrower. Borrower covenants and agrees that, so long as any of the Obligations remain outstanding and unpaid, it shall:

(a) Financing Statements - Execute upon request of Lender such financing statements and other documents and pay the cost of filing or recording the same, and do such other acts and things as Lender may from time to time request to establish and maintain a valid and perfected security of Lender in the Collateral;

(b) Control Agreements - Deliver to Lender such agreements giving Lender “control,” as defined in the Code, of any investment property, deposit accounts, letters of credit or electronic chattel paper as Lender may request, with each such agreement being in form and substance satisfactory to Lender;

(c) Tort Claims - In the event the Borrower obtains a “commercial tort claim” (as defined in the Code), the Borrower shall immediately notify Lender and pledge such commercial tort claim to the Lender pursuant to a supplement to this Agreement, such supplement to be in form and substance satisfactory to the Lender;

(d) Inspection - Permit Lender, its agents and employees, from time to time, to inspect, audit and make copies of and extract from all records and other papers in the possession of Borrower, including but not limited to those pertaining to the Collateral and Borrower’s debtors, and upon request of Lender, all such records and papers, including copies of customer invoices and exclusive evidence of shipment and such other documents and proof of delivery/rendition as Lender may at any time require;

(e) Financial Statements - Furnish to Lender on or before the forty-fifth (45th) day after the end of each month, financial statements in form and substance satisfactory to Lender and certified by an appropriate officer or representative of Borrower, and furnish to Lender annually on or before the sixtieth (60th) day after the end of Borrower’s fiscal year, a financial statement in form and substance satisfactory to Lender and certified after audit by an independent certified public accountant acceptable to Lender, with all such reports to be prepared in accordance with Generally Accepted Accounting Principles, consistently applied.

(f) Records Retention - Keep at its address shown herein its records concerning the Collateral, which records shall be of such character as will enable Lender to determine at any time the status of the Collateral;

(g) Information - Furnish such information and documents concerning Borrower, the Collateral and Borrower’s debtors as Lender may from time to time request;

(h) Payment of Charges against Collateral - Borrower shall pay all taxes and other charges against the Collateral promptly when it becomes due. Should Borrower fail to pay any such taxes or other charges, Lender may, at its option, pay any such amount owing and any such sum paid by Lender shall be payable by Borrower on demand by Lender or, at Lender’s option, may be added to any of the Obligations; and

(i) Closing Costs - Borrower will pay all costs of closing the loan, which is the subject of this Agreement and will reimburse Lender during the period of financing hereunder for all out-of-pocket or advanced expenses, including but not limited to, long distance phone calls and travel expenses.

9. Default and Remedies. Upon the occurrence of any one or more of the following: (i) any failure of any Obligor (which term shall include Borrower, any co-borrower, and each endorser, surety or guarantor of the Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder or in any other agreement, note, instrument or certificate of any Obligor to Lender, now existing or hereafter executed in connection with any of the Obligations, including, but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations of any Obligor to any other creditor, or any occurrence which would allow or permit any other liabilities, indebtedness or obligations to any other creditor be accelerated; (iii) any failure of any Obligor to furnish Lender current financial information upon request; (iv) any failure of any Obligor or any pledgor of any security interest in the Collateral (the “Pledgor”) to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of security interest in any Collateral to secure the Obligations; (v) any warranty, representation or statement made or furnished to Lender by or on behalf of any Obligor in connection with the extension of credit evidenced by the Note proving to have been false in any material respect when made or furnished; (vi) any loss, theft, substantial damage, destruction, sale, foreclosure of or encumbrance to any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon or the rendering of any judgment or lien or garnishment or attachment against any Obligor or its property, whether actual or threatened; (vii) the death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against Borrower or any other Obligor; (viii) any discontinuance or termination of any guaranty of any of the Obligations by a guarantor; (ix) any amendment or termination of a financing agreement naming the Borrower as debtor and the Lender as secured party, or any corrective statement with respect thereto, is filed with the prior written consent of the Lender; (x) any Receivable remaining unpaid for a period of ninety-one (91) days from the date of any advance under the Note with respect thereto; (xi) if the Collateral declines in value or for any reason becomes insufficient in Lender’s sole and exclusive judgment to secure the repayment of the Obligations and Borrower, after demand, fails or refuses to substitute and/or make additions to the Collateral, or pay down the Obligations satisfactory to Lender; or (xii)Lender deeming itself insecure as to the ability of Borrower to repay the Obligations, or as to the sufficiency of the Collateral, thereupon, or at any time thereafter, Lender at its option may terminate any obligation to extend any additional credit, make additional advances or make any other financial accommodation to Borrower and/or may declare all of the Obligations to be due and payable and Lender may exercise any other rights of Lender under the Note or any other agreement with any Obligor or any Pledgor, or the remedies of a secured party under the Code, including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose of the same, and for this purpose, to sign in the name of any Obligor any transfer, conveyance or instrument necessary or appropriate in order for Lender to sell or dispose of any of the Collateral, and Lender may, so far as the Borrower can give authority therefore, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same there from, without being liable in any way to any Obligor on account of entering premises. Lender may require Borrower to assemble the Collateral and make the Collateral available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties. Furthermore, Lender shall be entitled to (and each Obligor hereby consents to) the immediate issuance of a writ of possession with respect to al personality items of Collateral in any Obligor’s possession. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender shall give Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to Borrower at the address shown on Lender’s records at least (5) days before such disposition. In the event of a sale of the Collateral, Lender may bid upon or become purchaser at any such sale, if public, free from any right of redemption, which is hereby expressly waived by Borrower, and Lender shall have the right at its option to apply or be credited with the amount of all or any part of the Obligations owing to the Lender against the purchase price bid by Lender at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorney’s fees) of retaking, holding, storing, processing and preparation for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Obligations, with application as to particular Obligations or against principal or interest to be in Lender’s sole and absolute discretion. The Borrower shall be liable to Lender and shall pay to Lender on demand, any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral, and Lender, in turn, agrees to remit to Borrower any surplus remaining after all Obligations have been paid in full. If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate. The rights of Lender specified herein shall be in addition to, and not in limitation of Lender’s rights under the Code, or any other statue or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any other instrument or agreement executed by Borrower, any other Obligor or any Pledgor to Lender. Any rights or remedies of Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of Lender. No waiver by Lender of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.

10. Minimum Payment. In consideration of Lender extending to Borrower a line of credit of up to $1,250,000.00, Borrower agrees to pay a minimum monthly service charge of $1,500.00.

Initial:_______________________

11. Business Use. Borrower represents and warrants that Lender’s loan or loans to Borrower will be used for nonconsumer purposes and not for personal, family or household purposes.

12. Subordination. All present and future Shareholder and Investor indebtedness owed by Borrower to its Shareholders and Investors shall be subordinated to Lender and will not be repaid in whole or in part without the written consent of Lender.

13. Miscellaneous. The security agreement set forth herein and the security interest in and security title to the Collateral created hereby shall terminate only when all of the Obligations have been indefeasibly paid in full and such payments are no longer subject to rescission, recovery or repayment upon the bankruptcy, insolvency, reorganization, moratorium, receivership or similar proceeding affecting Borrower, any Obligor, or any other person. All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall bind the heirs, legal representatives, successors and assigns of Borrower, provided, however, Borrower shall have no right to assign its rights or obligations under this Agreement without having first received the prior written consent of Lender. Borrower and each endorser, surety or guarantor of the Note, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by the Note and hereby jointly and severally (i) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever; (ii) consent that at any time, or from time to time, payment of any sum payable under the Note may be extended by Lender without notice whether for a definite or indefinite time; (iii) agree to remain liable until all of the Obligations are paid in full notwithstanding any release or transfer of Collateral by Lender or of any extension, modification or renewal; and (iv) consent to the exercise of personal jurisdiction over each Obligor by the State Court of Bergen County in the State of New Jersey and hereby consents to the laying of venue in any jurisdiction or locality in the State of New Jersey. No conduct of Lender shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing. In the event the Obligations evidenced hereby are collected by or through an attorney or Lender following a default hereunder, Lender shall be entitled to recover reasonable attorneys’ fees and all other costs and expenses of collection. Time is of the essence. This Agreement, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of New Jersey. This Agreement and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of the party sought to be charged. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but the same instrument. Terms used in this Agreement, which are defined in the Code, shall have the meanings given such terms in the Code unless the context requires otherwise.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal this 22nd day of February, 2005.

ATTEST:
By:	/s/ Lynn D. Toomey	BORROWER: BCI Communications, Inc.

		By:	/s/ Richard B. Berliner
Richard B. Berliner, President/CEO

LENDER: PRESIDENTIAL FINANCIAL CORPORATION OF DELAWARE VALLEY

		By:	/s/ Robert J. Vanaman, Jr.
Robert J. Vanaman, Jr., President